Exhibit 10.7

RITE AID CORPORATION

2010 OMNIBUS EQUITY PLAN

AMENDMENT NO. I

WHEREAS, Rite Aid Corporation (the “Company”) has established the Rite Aid Corporation 2010 Omnibus Equity Plan, as amended from time to time (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to implement certain minimum vesting conditions requested by Fidelity Investments in connection with the approval of the Plan by the Company’s stockholders; and

WHEREAS, the Company’s board of directors is authorized to amend the Plan pursuant to Section 21 of the Plan.

NOW THEREFORE, the Plan is hereby amended, effective September 21, 2010, as follows:

1.                                       The last sentence of Section 4 of the Plan, Administration of the Plan, is hereby amended by replacing the clause “Awards made pursuant to Sections 7, 8, 9 or 10” with the following clause:

“Awards made pursuant to Sections 7, 8, 9, 10 or 12”

2.                                       Section 9(c) of the Plan, Conditions to Vesting, is hereby amended by inserting the following sentence at the end of the section:

“Notwithstanding anything in this Section 9(c) to the contrary, unless otherwise provided by the Committee pursuant to Section 9(h) or Section 14, Restricted Stock which vests based on achievement of performance goals or levels of performance may not become fully vested prior to the first anniversary of the date upon which such Restricted Stock is granted.”

3.                                       Section 10(c) of the Plan, Conditions to Vesting, is hereby amended by inserting the following sentence at the end of the section:

“Notwithstanding anything in this Section 10(c) to the contrary, unless otherwise provided by the Committee pursuant to Section 10(d) or Section 14, Phantom Units which vest based on achievement of performance goals may not become fully vested prior to the first anniversary of the date upon which such Phantom Units are granted.”

4.                                       Except as expressly modified by this Amendment No. 1, the Plan shall remain in full force and effect.